                                                                       EXHIBIT 5

                        [BONGIOVANNI & BERGER LETTERHEAD]

April 17, 2002

The Med-Design Corporation
2810 Bunsen Avenue
Ventura, California  93003

Re:      The Med-Design Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to The Med-Design Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 1,366,260 shares (the "Shares") of the Company's Common Stock, par value of $.01 per share, to be sold by the individuals listed as the selling stockholders in the Registration Statement (the "Selling Shareholders").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws, as amended; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
Bongiovanni & Berger


By: /s/ E. Stoney Read